UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2019

RAND CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	814-00235	16-0961359
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Rand Building,

Buffalo, NY 14203

(Address of Principal Executive Offices) (Zip Code)

(716) 853-0802

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, on January 24, 2019, Rand Capital Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among the Company, East Asset Management, LLC (“East”), and, solely for purposes of being bound by Sections 7.10 and 10.9(a) and (b) thereof, Rand Capital Management LLC (“Rand Management”). A description of the Stock Purchase Agreement is set forth below and is qualified in its entirety by the full text of the Stock Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stock Purchase Agreement

Pursuant to the terms of the Stock Purchase Agreement, at the closing of the transaction (the “Closing”), East will purchase 8,333,333.33 shares (the “Shares”) of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at a purchase price of $3.00 per Share for an aggregate purchase price of $25,000,000 (the “Stock Purchase”), which consideration is to be paid to the Company partially in cash and partially through the contribution to the Company by East of existing loans and other securities (the “Contributed Assets”).

As a condition to Closing, the Company will enter into a Shareholder Agreement with East (the “Shareholder Agreement”), which provides East with the right to designate two or three persons, depending upon the size of the Company’s board of directors (the “Board”), for nomination for election to the Board.

Shareholder Meeting and Board Recommendation

Subject to the earlier termination of the Stock Purchase Agreement, the Company has agreed to convene and hold a special meeting of shareholders for purposes of obtaining approval of the Stock Purchase, including approval of a proposal to issue the Shares at a per share price that is below the then current net asset value per share of the Common Stock, and an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock, and is obligated to use its commercially reasonable efforts to solicit from Company shareholders proxies in favor of approval of the Stock Purchase, including approval of a proposal to issue the Shares at a per share price that is below the then current net asset value per share of the Common Stock, and an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock, and take all other action necessary or advisable to secure those approvals. In addition, subject to certain limited exceptions, the Board has agreed to (i) recommend that the shareholders approve and adopt the Stock Purchase, including approval of a proposal to issue the Shares at a per share price that is below the then current net asset value per share of the Common Stock, and an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock (the “Board Recommendation”) and (ii) include its recommendation in the proxy statement.

Non-Solicitation of Competing Transaction Proposals

Subject to certain exceptions described below, the Company has agreed to (and will cause its representatives to) immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations relating to any “Competing Proposal” (as defined below). In addition, between the date of the Stock Purchase Agreement and earlier of Closing or termination of the Stock Purchase Agreement, subject to certain exceptions, the Company may not initiate, solicit, propose, induce or knowingly encourage, facilitate or assist in the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Competing Proposal.

Notwithstanding the foregoing, the Company is permitted to grant a waiver of, or terminate, any “standstill” or similar obligation of any person to allow such person to confidentially submit a Competing Proposal to the Board. In the event the Company receives a Competing Proposal, the Company must promptly notify East of such Competing Proposal, provide related information in connection therewith, and keep East updated regarding the status thereof. In addition, in the event the Company receives an unsolicited Competing Proposal that did not result from a breach of the Stock Purchase Agreement by the Company, the Company may, subject to satisfying certain procedural requirements, engage in negotiations with, and provide information and access to, the person making the proposal if the Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that such Competing Proposal constitutes, or could reasonably be expected to lead to, a “Superior Proposal” (as defined below), and the failure to consider the Competing Proposal would reasonably be expected to be inconsistent with the Board’s fiduciary duties under New York law.

The Stock Purchase Agreement also provides that the Board may not: (a) withdraw (or modify or qualify in any manner) the Board Recommendation or take certain other actions that would constitute a “Adverse Recommendation Change” (as defined in the Stock Purchase Agreement) except as a result of an “Intervening Event” (as defined in the Stock Purchase Agreement) if the Board determines in good faith (after consultation with its outside financial advisors and outside legal counsel) that failure to do so would reasonably be expected to be inconsistent with the Board’s fiduciary duties or (b) approve or recommend, or enter into an agreement with respect to, a Competing Proposal, except for a Competing Proposal that constitutes a Superior Proposal.

Each of the foregoing rights of the Company is subject to satisfying a number of procedural steps under the Stock Purchase Agreement. In addition, taking any such action would give rise to certain termination rights and a corresponding obligation to reimburse East for its expenses, as discussed below under “Termination of the Stock Purchase Agreement.”

For purposes of the non-solicitation and related provisions of the Stock Purchase Agreement, the following definitions apply:

A “Competing Proposal” means any inquiry, proposal or offer made by any third party (including any inquiry, proposal or offer from any of the Company’s shareholders): (a) to purchase or otherwise acquire, directly or indirectly, in one transaction or a series of transactions (including any merger, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, binding share exchange, business combination, recapitalization, liquidation, dissolution, joint venture or similar transaction), (i) beneficial ownership (as defined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of fifteen percent (15%) or more of any class of equity securities of the Company (for the avoidance of doubt, this fifteen percent (15%) threshold shall be in addition to any shares of Common Stock owned by such third party or its affiliates as of the date of the inquiry, proposal or offer) or (ii) assets (including equity of the Company’s subsidiary) or operations of the Company or its subsidiary that constitute fifteen percent (15%) or more of the revenues or assets of the Company and its subsidiary, taken as a whole; or (b) any other transaction not covered in the foregoing clause (a) involving a restructuring or any other change in the operations of the Company that would result in the Company converting from an internally managed business development company (“BDC”) to an externally managed BDC, whether or not such transaction is coupled with a capital infusion or purchase of shares of the Company; or (c) any liquidation of the Company, in each case other than the Stock Purchase.

A “Superior Proposal” means a bona fide written Competing Proposal that the Board determines in good faith, after consultation with its outside financial advisors and legal advisors, and taking into account the terms and conditions of such proposal, the party making such proposal, and the likelihood and anticipated timing of consummation of such Competing Proposal, and all other all legal, financial, regulatory and other aspects of such Competing Proposal, (a) is reasonably likely to be consummated without undue delay relative to the Stock Purchase, taking into account all financial, legal, regulatory and other aspects of such offer, and (b) is more favorable to the Company’s shareholders from a financial point of view than the Stock Purchase and Company’s entry into the Advisory Agreement (as defined below) and the Administration Agreement (as defined below) (including any revisions to the terms of the Stock Purchase Agreement committed to by East in writing in response to such Competing Proposal); provided however, for these purposes, to the extent relevant to the Competing Proposal in question, all percentages in subsections (a)(i) and (a)(ii) of the definition of Competing Proposal shall be increased to (i) for purposes of subsection (a)(i) of the definition of Competing Proposal, the lesser of (1) fifty percent (50%) of the outstanding Common Stock and (2) such percentage of Common Stock such that the person submitting the Competing Proposal, together with its affiliates, would become, upon the closing of the proposed transaction set forth in the Competing Proposal, the beneficial owner of at least fifty percent (50%) of the outstanding Common Stock and (ii) for purposes of subsection (a)(ii) of the definition of Competing Proposal, fifty percent (50%).

Representations, Warranties, and Covenants

The Stock Purchase Agreement contains:

(a) representations and warranties from the Company to East, including representations and warranties relating to, among others: corporate organization, capitalization, corporate authority and absence of conflicts, third party and governmental consents and approvals, reports and regulatory matters, financial statements, the absence of undisclosed liabilities, internal controls, broker’s fees, absence of certain changes or events, legal proceedings and compliance with law, taxes and tax returns, employee matters, certain material contracts, property and investments securities, intellectual property, state takeover laws, the information to be provided by the Company for inclusion in the proxy statement and insurance;

(b) representations and warranties from East to the Company, including representations and warranties relating to: organization, limited liability company authority and absence of conflicts, third party and governmental consents and approvals, regulatory matters, broker’s fees, legal proceedings, state takeover laws, the information to be provided by East for inclusion in the proxy statement, sufficiency of funds, no arrangements with management or shareholders of the Company, certain securities laws matters and certain matters related to the Contributed Assets;

(c) covenants providing that the Company will conduct its business in the ordinary course until the Closing and use its reasonable best efforts to maintain and preserve intact the Company’s assets and business organization;

(d) covenants providing that the Company will not, until the Closing, take (or omit to take) certain non-ordinary course and other actions without the written consent of East or pursuant to specified exceptions;

(e) covenants providing that the Company will use its commercially reasonable efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities that are necessary or advisable for the Company to consummate the Stock Purchase, including (i) filing a proxy statement to solicit shareholder approval of the Advisory Agreement, the Stock Purchase and an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock; and (ii) notifying the U.S. Small Business Administration (the “SBA”) of the contemplated Stock Purchase, and taking such actions and making such filings as may reasonably be necessary to obtain the SBA’s approval to the continued effectiveness of the Company’s SBA license (the “SBA Approval”) or obtaining confirmation that SBA Approval is not required; and

(f) certain other covenants, including covenants regarding access to information, cooperation, seeking Company shareholder approval, and the timing and efforts to be taken by Rand Management in connection with its registration as an investment adviser under the Investment Advisers Act of 1940, as amended.

Conditions to Closing

The obligations of the parties to consummate the Stock Purchase is subject to certain conditions, including:

(a) the approval by Company shareholders of the Stock Purchase, including the issuance of the Shares at a price per share that is below the Company’s then current net asset value per share, the Advisory Agreement and an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock shall have been obtained;

(b) Rand Management shall be registered as an investment adviser under the Investment Advisers Act of 1940, as amended;

(c) no law, injunction, order or decree entered by a governmental entity shall be in effect preventing or prohibiting the consummation of the Stock Purchase;

(d) there shall be no pending suit or proceeding by a governmental entity (i) challenging the Stock Purchase, seeking to restrain or prohibit the consummation of the Stock Purchase or seeking to obtain from the Company or East any damages that are material in relation to the Company and its subsidiary taken as a whole, or (ii) seeking to prohibit Rand Management from becoming the external investment adviser to the Company; and

(e) (i) receipt of the SBA Approval, (ii) confirmation from the SBA that the SBA Approval is not required and that Company’s SBA debentures are permitted to remain outstanding in accordance with their terms or (iii) delivery by the Company to East of evidence of the payoff of, or escrowing of funds in an amount sufficient to pay off, the Company’s SBA debentures in accordance with SBA regulations.

In addition to the foregoing mutual conditions to Closing, (a) East’s obligation to consummate the Stock Purchase is further conditioned upon (i) the accuracy of the representations and warranties of the Company (subject to the interpretive standards set forth in the Stock Purchase Agreement), (ii) the performance by the Company, in all material respects, of its covenants and obligations under the Stock Purchase Agreement, (iii) no Material Adverse Effect (as defined in the Stock Purchase Agreement) with respect to the Company having occurred between the date of execution of the Stock Purchase Agreement and Closing and (iv) the Company having entered into the Shareholder Agreement, and (b) the Company’s obligation to consummate the Stock Purchase is further conditioned upon (i) the accuracy of the representations and warranties of East (subject to the interpretive standards set forth in the Stock Purchase Agreement), (ii) the performance by East, in all material respects, of its covenants and obligations under the Stock Purchase Agreement, (iii) the receipt of each of the required consents to transfer the Contributed Assets to the Company, (iv) Rand Management having entered into the Advisory Agreement and Administration Agreement and (v) East having entered into the Shareholder Agreement.

Termination of the Stock Purchase Agreement

The Company and East have the right to terminate the Stock Purchase Agreement under certain circumstances including (a) by mutual written consent of each party or (b) by either the Company or East if: (i) the Stock Purchase has not closed on or prior to November 30, 2019; (ii) the Company shareholders do not approve the Stock Purchase or an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock; or (iii) there is a material breach of any covenants, agreements, representations or warranties by the other party that is not cured as specified in the Stock Purchase Agreement.

In addition, East may terminate the Stock Purchase Agreement in the event the Board has made an Adverse Recommendation Change regarding approval of the Stock Purchase, or in the event the Company has entered into an agreement with respect to a Competing Proposal. The Company may also terminate the Stock Purchase Agreement in the event the Board (i) has made an Adverse Recommendation Change regarding approval of the Stock Purchase or (ii) desires to accept a Superior Proposal from a third party, after taking into account any adjustment made to its existing proposal by East under the Stock Purchase Agreement, and otherwise subject to certain standards and procedural requirements set forth in the Stock Purchase Agreement. In the event the Company terminates the Stock Purchase Agreement in order to accept a Superior Proposal, it must pay the Termination Fee to East, as further described below.

In certain circumstances, the Company may be obligated to pay East a termination fee in cash in an amount equal to the documented out-of-pocket costs and expenses payable to third parties by East or Rand Management incurred in connection with the preparation and negotiation of the Stock Purchase Agreement and the Advisory Agreement of up to $750,000 (the “Termination Fee”). Those circumstances are described in greater detail in the Stock Purchase Agreement and generally relate to termination of the Stock Purchase Agreement in connection with an Adverse Recommendation Change by the Board, the Company entering into a Competing Proposal, or acceptance by the Company of a Superior Proposal. In addition, the Company may be obligated to pay the Termination Fee if, following termination of the Stock Purchase Agreement in certain circumstances, the Company enters into a significant corporate transaction within 12 months of termination, subject to certain other conditions described in the Stock Purchase Agreement regarding receipt of a Competing Proposal prior to termination and the consummation of the subsequent transaction.

Advisory Agreement and Administration Agreement

If approved by the Company’s shareholders, at the Closing, the Company will also enter into an investment advisory and management agreement (the “Advisory Agreement”) with Rand Management pursuant to which Rand Management will serve as the Company’s external investment adviser. Pursuant to the terms of the Advisory Agreement, the Company will pay Rand Management a base management fee and an incentive fee. The base management fee will be calculated based on the Company’s gross assets, including assets purchased with borrowed funds, but excluding cash and cash equivalents, at a rate of 1.50% per annum. The incentive fee will consist of two parts: an income based incentive fee and a capital gains incentive fee. The income based incentive fee will be 20% of pre-incentive fee net investment income with a 7% hurdle rate, and, beginning two years and three months after execution of the Advisory Agreement, the income based incentive fee will also be subject to a look-back requirement that builds up to a trailing twelve quarter period whereby the Company will not pay Rand Management more than 20% of the aggregate net investment income earned during such period less any net capital losses incurred during such period. The capital gains incentive fee will be 20% of the Company’s cumulative net capital gains. The specific terms of the fee structure under the Advisory Agreement will be described in the proxy statement to be filed with the Securities and Exchange Commission (the “SEC”) in connection with seeking Company shareholder approval of the Advisory Agreement. At the Closing, the Company will also enter into an administration agreement (the “Administration Agreement”) with Rand Management pursuant to which Rand Management will serve as the Company’s administrator.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth regarding the Stock Purchase in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company is offering, pursuant to the Stock Purchase Agreement, to sell the Shares in the Stock Purchase to East, which is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 8.01 Other Events.

Conference Call Transcript

The Company held a listen-only conference call on January 25, 2019 regarding the Stock Purchase Agreement. A copy of the script for the conference call is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Additional Information and Where to Find It

In connection with this transaction, the Company intends to file a proxy statement in preliminary and definitive form with the SEC that will contain important information about the proposed transaction and related matters, and deliver a copy of the proxy statement to its shareholders. INVESTORS OF THE COMPANY ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors may obtain a free copy of these materials when they are available and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov or at the Company’s website at www.randcapital.com. Investors and security holders may also obtain free copies of the proxy statement and other documents filed with the SEC from the Company by calling Investor Relations at 716-843-3908.

Participants in the Solicitation

The Company and its directors, executive officers, employees and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of the Company’s common stock in respect of the proposed transaction. Information regarding the Company’s directors and executive officers is available in its definitive proxy statement filed with the SEC on March 8, 2018, in connection with its 2018 annual meeting of shareholders. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

10.1	Stock Purchase Agreement, dated as of January 24, 2019, by and among East Asset Management, LLC, Rand Capital Corporation and, solely for purposes of being bound by Sections 7.10 and 10.9(a) and (b) thereof, Rand Capital Management LLC

99.1	Conference Call Script, dated January 25, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAND CAPITAL CORPORATION

Date: January 25, 2019

	By:	/s/ Allen F. Grum
Name: Allen F. Grum
Title: President and Chief Executive Officer